Exhibit 1.1

QIHOO 360 TECHNOLOGY CO. LTD.

(a Cayman Islands exempted limited liability company)

12,110,800 American Depositary Shares

Every Two Representing Three Class A Ordinary Share

(Par Value US$0.001 Per Class A Ordinary Share)

UNDERWRITING AGREEMENT

[             ], 2011

UBS AG
52/F Two International Finance Center
8 Finance Street
Central, Hong Kong

and

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
U.S.A.

as Representatives of the several Underwriters

Ladies and Gentlemen:

Qihoo 360 Technology Co. Ltd., an exempted limited liability company incorporated under the laws of the Cayman Islands (the “Company”), confirm their respective agreements with Citigroup Global Markets Inc., UBS AG and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Citigroup Global Markets Inc. and UBS AG are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company  and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 12,110,800 American Depositary Shares (“ADSs”), every two ADSs representing three Class A ordinary shares of the Company, par value US$0.001 per share (the “Class A Ordinary Shares”) set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,816,620 additional ADSs to cover over-allotments, if any, as set forth in Schedule A hereto. The aforesaid 12,110,800 ADSs (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 1,816,620 ADSs subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter referred to, collectively, as the “Securities.” Unless the context otherwise requires, each reference to the

Initial Securities, the Option Securities or the Securities herein also includes the Class A Ordinary Shares represented by such Securities.

The Company understands that the Underwriters propose to make a public offering of the Securities in the United States and internationally outside of the People’s Republic of China (“PRC”) as soon as the Representatives deem advisable after this Agreement has been executed and delivered. Solely for purposes of this Agreement, the term PRC excludes Taiwan, The Hong Kong Special Administrative Region (“Hong Kong”) and The Macau Special Administrative Region.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (No. 333-172816), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). The Company has filed with the Commission a registration statement on Form F-6 (No. 333-172867) covering the registration of the ADSs under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” The registration statement relating to the ADSs, as amended at the time it became effective, is hereinafter referred to as the “ADS Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the “Prospectus.” The Company has filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “1934 Act”), a registration statement as amended (the “1934 Act Registration Statement”), on Form 8-A (File No. 001-35109) under the 1934 Act to register, under Section 12(b) of the 1934 Act, the Class A Ordinary Shares and the ADSs. For purposes of this Agreement, all references to the Registration Statement, the ADS Registration Statement, the 1934 Act Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement (including any prospectus wrapper) to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

The ADSs purchased by the Underwriters will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to a deposit agreement dated as of on or about [                ], 2011 (the “Deposit Agreement”), to be entered into among the Company, The Banks of New York Mellon, as depositary (the “Depositary”), and all owners and beneficial owners from time to time of the ADSs. Every two ADSs will initially represent the right to receive three Class A Ordinary Shares deposited pursuant to the Deposit Agreement.

UBS Financial Services Inc., an affiliate of UBS AG, has agreed to reserve a portion of the Initial Securities to be purchased by it under this Agreement for sale to the Company’s directors, officers or employees or who are otherwise associated with the Company (collectively, the “Invitees”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The Company solely determines, without any direct or indirect participation by the Underwriters, the Invitees who will be invited to purchase Directed Securities and the amount to be purchased by each Invitee; provided that such Invitees shall be required to meet the relevant compliance and client on-boarding requirements of UBS Financial Services Inc. The Initial Securities to be sold by UBS AG and its affiliates pursuant to the Directed Share Program shall not be more than 7% of the Initial Securities and are referred to hereinafter as the “Directed Securities.” Any Directed Securities not orally confirmed for purchase by any Invitee by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

Section 1.               Representations and Warranties.

(a)           Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(i) hereof, the Closing Time referred to in Section 2(d) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i)                 Compliance with Registration Requirements. Each of the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with; and the 1934 Act Registration Statement has become effective, as provided in Section 12 of the 1934 Act.

At the respective times the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at each Date of Delivery (as defined below)), the Registration Statement, the ADS Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated

therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at each Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

[As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below) as of the Applicable Time and the information, if any, included on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.]

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means [    ]:00 [a/p]m (New York City time) on [                ], 2011 or such other time as agreed by the Company and the Representatives.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined below)), as evidenced by its being specified in Schedule E hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

The Company has made available a “bona fide electronic road show,” as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) (the “Bona Fide Electronic Road Show”) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the ADS Registration Statement, the Prospectus, or any preliminary prospectus or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 6(b) hereof.

Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the 1933 Act.

The Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations, either (A) at the time of filing the Registration Statement, the ADS Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto or (B) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purpose of this clause (B)).

The Registration Statement, any preliminary prospectus, the Prospectus and the ADS Registration Statement and the filing of the Registration Statement, any preliminary prospectus, the Prospectus and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement and the ADS Registration Statement has been duly executed pursuant to such authorization.

(ii)                Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, comply as to form in all material respects with the requirements of Regulation S-X under the 1934 Act, and present fairly the financial position of the Company and the Affiliated Entities (as defined below) at the dates indicated and the consolidated statements of comprehensive income, results of operations, shareholders’ equity and cash flows of the Company and the Affiliated Entities for the periods specified; and said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“US GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules present fairly in accordance with US GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

(iii)               No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, (A) there has been no change, nor any development or event involving a prospective change, that (i) would, individually or in the aggregate, result in a material adverse effect in the business, properties, condition, financial, regulatory or otherwise, or in the earnings or prospects of the Company and the Affiliated Entities (as defined below) taken as a whole, whether or not arising in the ordinary course of business, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby or (iii) prevent the Securities from being accepted for listing on the New York Stock Exchange (the “NYSE”) (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (ii) being herein referred to as a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of the Affiliated Entities that would, singly or in the aggregate, result in a Material Adverse Effect (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital, (D) there has been no material adverse change in the share capital, non-current indebtedness, combined net current assets or shareholders’ equity, combined operating profit or the total or per-share amounts of (loss) profit for the period of the Company and the Affiliated Entities, and (E) there has been no obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any of the Affiliated Entities that would, singly or in the aggregate, result in a Material Adverse Effect to the Company or any of the Affiliated Entities.

(iv)               Good Standing of the Company. The Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the Cayman Islands and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(v)                Good Standing of Affiliated Entities. The Company does not own or control, directly or indirectly, any corporation, association or entity other than (i) 360 International Development Co. Limited, Qifei International Development Co. Limited, Qiji International Development Limited and Qizhi Software (Beijing) Co., Ltd. (each a “Subsidiary” and collectively the “Subsidiaries”), and (ii) Beijing Qihu Technology Company Limited, Shanghai Qitai Network Technology Company Limited, Qihoo 360 Software (Beijing) Co., Ltd., Beijing Qibu Tianxia Technology Co., Ltd., Beijing Star World Technology Co., Ltd., Beijing 3G3W Science & Technology Co., Ltd. and Chengdu Qiying Technology Co., Ltd. (each an “Operating Entity” and collectively the “Operating Entities” and, together with the Subsidiaries, the “Affiliated Entities”). Each of the Affiliated Entities has been duly organized and is validly existing in good standing (where applicable) under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing (where applicable) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; and all of the issued and outstanding share capital or equity interest of each of the Affiliated Entities has been duly authorized and validly issued, and is fully paid and non-assessable. None of the outstanding share capital or equity interest of any of the Affiliated Entities was issued in violation of the preemptive or similar rights of any security holder of such entity. The only subsidiaries and operating entities of the Company are the entities listed on Exhibit 21.1 to the Registration Statement. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the issued and outstanding share capital or equity interest of each of the Affiliated Entities is free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(vi)               Capitalization. The Securities and all other outstanding share capital of the Company have been duly authorized; the authorized and outstanding share capital of the Company conform to the description in the Registration Statement, the General Disclosure Package and the Prospectus and, upon the issuance and sale of the Initial Securities, the Company shall have an authorized and outstanding share capital as set forth under the column of the capitalization table labeled “Pro Forma” in the “Capitalization” section of the Prospectus; all outstanding share capital of the Company, and when the Securities and the underlying Class A Ordinary Shares have been issued, delivered and paid for in accordance with this Agreement and the Deposit Agreement at the Closing

Time or each Date of Delivery, as the case may be, such Securities will have been, validly issued, fully paid and nonassessable and will conform to the information in the General Disclosure Package and to the description of such Securities contained in the Prospectus; all of the Class A Ordinary Shares and Class B ordinary shares of the Company, par value US$0.001 per share (“Class B Ordinary Shares” and together with the Class A Ordinary Shares, the “Ordinary Shares”), issuable upon the automatic conversion of the outstanding Series A, Series B and Series C convertible participating redeemable preferred shares (collectively, the “Preferred Shares”) as described in the Registration Statement, the General Disclosure Package and the Prospectus have been duly and validly authorized and reserved for issuance, and prior to or concurrently with the Closing Time, all of the Preferred Shares will be converted into either Class A Ordinary Shares or Class B Ordinary Shares, as the case may be as described in the Registration Statement, the General Disclosure Package and the Prospectus, and all such Class A Ordinary Shares and Class B Ordinary Shares will be duly and validly issued and fully paid and non-assessable; the shareholders of the Company have no preemptive rights, or have waived any such rights, with respect to the Securities, and none of the outstanding share capital of the Company have been issued in violation of any preemptive or similar rights of any security holder; the Securities and the underlying Class A Ordinary Shares to be sold by the Company, when issued and delivered against payment heretofore pursuant to this Agreement and the Deposit Agreement, will not be subject to any security interest, other encumbrance or adverse claims, and have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, right of first refusal or similar right; upon payment of the purchase price in accordance with this Agreement at the Closing Time or each Date of Delivery, the Depositary or its nominee, as the registered holder of the Class A Ordinary Shares represented by the Securities, will be, subject to the terms of the Deposit Agreement, entitled to all the rights of a shareholder conferred by the memorandum and articles of association of the Company, as amended; except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and subject to the terms and provisions of the Deposit Agreement, there are no restrictions on transfers of Class A Ordinary Shares represented by the Securities or the Securities under the laws of the Cayman Islands or the United States, as the case may be; the Class A Ordinary Shares represented by the Securities may be freely deposited by the Company with the Depositary or its nominee against issuance of ADRs evidencing the Securities as contemplated by the Deposit Agreement; and no holder of the Class A Ordinary Shares represented by the Securities is or will be subject to any personal liability in respect of any liability of the Company by virtue of its holdings of any such Securities.

(vii)              Possession of Licenses and Permits. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and the Affiliated Entities possess such necessary permits, certificates, licenses, approvals, consents and other authorizations (collectively, “Governmental

Licenses”) issued by the appropriate national, provincial, local or foreign regulatory agencies or bodies and have made all necessary filings required under any applicable law, regulation or rule necessary for the ownership or lease of their respective properties or the conduct of the business currently operated by them; except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, the Company and the Affiliated Entities are in compliance with the terms and conditions of all such Governmental Licenses and all of the Governmental Licenses are valid and in full force and effect; and none of the Company or the Affiliated Entities is in violation of, or in default under, or has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses, except in each case which, singly or in the aggregate, if subject of an unfavorable decision, ruling or finding, would not result in a Material Adverse Effect.

(viii)             SAFE Compliance. The Company has taken all reasonable steps to comply, and to require compliance by all of the Company’s shareholders who, to the knowledge of the Company, are PRC residents or PRC citizens, with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Rules and Regulations”), including, without limitation, taking reasonable steps to require each of such shareholders to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(ix)               M&A Rules. The Company is aware of and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of China on August 8, 2006 (the “M&A Rules”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles formed for the purpose of obtaining a stock exchange listing outside of PRC and controlled directly or indirectly by PRC companies or natural persons, to obtain the approval of the CSRC prior to the listing and trading of their securities on stock exchange located outside of PRC; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated such legal advice from its PRC counsel to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice.

The issuance and sale of the Class A Ordinary Shares and the Securities, the listing and trading of the Securities on the NYSE and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement are not and will not be, as of the date hereof, at the Closing Time on each Date of Delivery, adversely affected by the M&A Rules or any published and written official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8 and September 21, 2006 (collectively, the “M&A Rules and Related Clarifications”).

As of the date hereof, the M&A Rules and Related Classifications do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Class A Ordinary Shares and the Securities, the listing and trading of the Securities on the NYSE, or the consummation of the transactions contemplated by this Agreement or the Deposit Agreement.

The statements set forth in the Statutory Prospectus included in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Risk Factors—Risks Related to Doing Business in China— We  may be required to obtain approval of the China Securities Regulatory Commission, or the CSRC, before listing and trading our ADSs on the New York Stock Exchange,” when taken together with the statements under “Regulations— New M&A Regulations and Overseas Listings,” are fair and accurate summaries in all material respects of the matters described therein, and no material information has been omitted from such summaries that would make the same misleading.

(x)                Independent Accountants. Deloitte Touche & Tohmatsu, who have certified the financial statements and supporting schedules filed with the Commission as part of the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(xi)               Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding obligation of the Company.

(xii)              Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon due issuance by the Depositary of the ADRs evidencing the Securities against the deposit of the underlying Class A Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. There has been no change in the Company’s agreement with the Depositary in connection with any pre-release of the Company’s ADRs and no such change is currently contemplated.

(xiii)                                        Listing. The ADSs have been approved for listing on the NYSE, subject only to notice of issuance and evidence of satisfactory distribution.

(xiv)                                       Absence of Existing Defaults and Conflicts. Neither the Company nor any of the Affiliated Entities is (A) in violation of its Organizational Documents (as defined below), (B) in default (or with the giving of notice or lapse of time would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Affiliated Entities is a party or by which it or any of them is bound, or to which any of the property or assets of the Company or any of the Affiliated Entities is subject (collectively, “Agreements and Instruments”) and, solely with respect to this clause (B), which default would have a Material Adverse Effect, (C) in violation of any applicable law, statute, regulation, rule, judgment, order, writ or decree of any government, government instrumentality or court having jurisdiction over the Company or any Affiliated Entities or any of their assets, properties or operations, except for such violations that would not, individually or in the aggregate, result in a Material Adverse Effect, or (D) in breach or in default of any of the Government Licenses.  “Organizational Documents” means, with respect to any person, the memorandum of association, articles of association, articles of incorporation, certificate of incorporation, bylaws and any charter, partnership agreements, joint venture agreements or other organizational documents of such entity and any amendments thereto.

(xv)                                          Absence of Existing Defaults and Conflicts Resulting from the Transaction. The execution, delivery and performance of this Agreement and the Deposit Agreement, and the consummation of the transactions contemplated herein or therein and in the Registration Statement (including the issuance and sale of the Securities and the Class A Ordinary Shares represented by the Securities and the use of the proceeds from the sale of the Securities as described in the Statutory Prospectus included in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Affiliated Entities pursuant to, the Agreements and Instruments, except in each case which, individually or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in (A) any violation of the provisions of Organizational Documents of the Company or any of the Affiliated Entities, (B) a violation of any applicable law, statute, regulation, rule, judgment, order, writ or decree of any government, government instrumentality or court having jurisdiction over the Company or any of the Affiliated Entities or any of their assets, properties or operations, or (C) any breach or default of the Governmental Licenses, except in the case of (B) and (C) above, for such defaults, breaches or violations which, individually or in the aggregate, would not result in a Material Adverse Effect. A “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Affiliated Entities.

(xvi)                                       Absence of Labor Disputes. No labor dispute with the employees of the Company or any of the Affiliated Entities exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees or the principal suppliers, customers or contractors of any of the Affiliated Entities, which, in each case, would, individually or in the aggregate, result in a Material Adverse Effect.

(xvii)                                    Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, or other potential material disputes now pending, or, to the knowledge of the Company, threatened or contemplated, against or affecting the Company or any of the Affiliated Entities, or any development thereof, that is required to be disclosed in the Registration Statement (other than as disclosed therein), or which, individually or in the aggregate, might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the Deposit Agreement or the performance by the Company of its obligations hereunder or thereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any of the Affiliated Entities is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(xviii)                                 Contract Termination.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Company or the Affiliated Entities has sent or received any communication regarding termination of, or intention not to renew, any of the material contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package and the Prospectus, and no such termination or non-renewal has been threatened by the Company or the Affiliated Entities, or to the Company’s best knowledge after due inquiry, any other party to any such contract or agreement.

(xix)                                         Contractual Arrangement. The description of the corporate structure of the Company and the various contracts among the Company and any of the

Affiliated Entities or any of their respective shareholders, as the case may be, (each a “Corporate Structure Contract” and collectively the “Corporate Structure Contracts”), as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Our Corporate History and Structure,” and “Related Party Transactions”, is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading in any material respect. There is no other agreement, contract or other document relating to the corporate structure of the Company and the Affiliated Entities which has not been previously disclosed or made available to the Underwriters and, to the extent material to the Company, disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. Each Corporate Structure Contract is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such Corporate Structure Contract. None of the parties to any of the Corporate Structure Contracts has sent or received any communication regarding termination of, or intention not to renew, any of the Corporate Structure Contracts, and no such termination or non renewal has been threatened or is being contemplated by any of the parties thereto.

(xx)                                            Authorization of Contractual Arrangements. Each Corporate Structure Contract has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Except as disclosed in the Registration Statement, General Disclosure Package and the Prospectus, any consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court), if and to the extent required for the performance of the obligations under any Corporate Structure Contract by the parties thereto, have been duly granted, made or unconditionally obtained in writing and are in full force and effect, and no such consent, approval, authorization, or order of, or filing or registration has been withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed . There is no legal, arbitration, governmental or other proceeding, inquiry or investigation pending against the Company, the Affiliated Entities or shareholders of the Affiliated Entities by any PRC governmental agency or body challenging the validity of any of the Corporate Structure Contracts; to the knowledge of the Company and the Affiliated Entities, no such proceeding, inquiry or investigation is threatened or contemplated by any PRC governmental agency or body with respect to such corporate structure of the Company and none of the Company or the Affiliated Entities has any reasonable basis to believe that after the consummation of the offering and sale of the Ordinary Share and the Securities, the corporate or shareholding structure of the Company or the Affiliated Entities would be challenged by any appropriate national, provincial or local regulatory or governmental agency or body.

(xxi)                                         Absence of Defaults and Conflicts Resulting from Contractual Arrangements. The execution, delivery and performance of each Corporate Structure Contract by the parties thereto do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Affiliated Entities pursuant to, the Agreements and Instruments, except in each case which, individually or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in (A) any violation of the provisions of Organizational Documents of the Company or any of the Affiliated Entities, (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of the Affiliated Entities or any of their assets, properties or operations (including but not limited to the Ministry of Commerce, the State Administration of Industry and Commerce and the State Administration of Foreign Exchange of the PRC), except for such violations that would not, individually or in the aggregate, result in a Material Adverse Effect, or (C) any breach of default of the Governmental Licenses.

(xxii)                                      Accurate Disclosure. The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the headings “Risk Factors,”  “Regulation,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sale,” “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects and present the material information required to be shown.

(xxiii)                                   Accuracy of Exhibits. There are no contracts or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement or the Statutory Prospectus or required to be filed as exhibits to the Registration Statement or the ADS Registration Statement, that have not been described and filed as required.

(xxiv)                                  Possession of Intellectual Property. The Company and the Affiliated Entities own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, domain names, copyrights (including rights relating to software), know how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (collectively, “Intellectual Property”) described in the Registration Statement, the General Disclosure Package and the Prospectus, if any, as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted.

(xxv)                                     Absence of Infringement; Compliance with License Agreements. In relation to the Intellectual Property, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus: (A) there are no third parties who have established or, to the Company’s best knowledge after due inquiry, will be able to establish rights to any Intellectual Property owned by or licensed to the Company or any of the Affiliated Entities; (B) to the Company’s best knowledge after due inquiry, there is no infringement by third parties of any Intellectual Property owned by or licensed to the Company or any of the Affiliated Entities; (C) there is no pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property or the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (D) there is no pending or, to the Company’s and each of the Founder’s best knowledge after due inquiry, threatened action, suit, proceeding or claim by others alleging that the Company or any of the Affiliated Entities infringes or otherwise violates any Intellectual Property of any other person or entity, and the Company and each of the Founders is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (E) the Company and the Affiliated Entities have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any of the Affiliated Entities, and all such agreements are in full force and effect; and (F) none of the technology employed by the Company or any of the Affiliated Entities has been obtained or is being used by the Company or any of the Affiliated Entities in violation of any contractual obligation binding on the Company and the Affiliated Entities to the Company’s and each of the Founder’s best knowledge after due inquiry, or otherwise in violation of the rights of any persons, except, in the case of clauses (B), (C) and (F), for such infringements, actions, suits, proceedings, claims and violations as would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxvi)                                  Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, clearance, qualification or decree of, any person (including any court or governmental authority or agency) is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or the Deposit Agreement, except (A) such as have been already obtained or as may be required under applicable state securities laws and (B) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Directed Securities are offered.

(xxvii)                               Absence of Manipulation. Neither the Company nor any of the Affiliated Entities nor, to the Company’s best knowledge, any of the Company’s and such Affiliated Entities’ respective directors, officers, employees, representatives, agents, affiliates or controlling persons has taken, nor will take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxviii)                            Title to Property. Each of the Company and the Affiliated Entities has good and valid title to all real property and good and marketable title to all personal property owned by it, in each case, free and clear of all liens, encumbrances and defects; any real property and buildings held under lease or sublease by the Company and the Affiliated Entities are held by them under valid, subsisting and enforceable leases; and neither the Company nor any of the Affiliated Entities has received any notice of any material claim that has been asserted by anyone adverse to the rights of the Company or any Affiliated Entity under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Affiliated Entity to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxix)                                    Investment Company Act. The Company is not required and, upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xxx)                                       Registration Rights and Other Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no person has (A) the right, contractual or otherwise, to cause the Company to issue or sell to it any Ordinary Shares or any other share capital of or other equity interests in the Company, (B) any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Ordinary Shares or any other share capital of or other equity interests in the Company and (C) the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Ordinary Shares; and (D) the right, contractual or otherwise, to cause the Company to register under the 1933 Act any Ordinary Shares or any other share capital of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated by the Registration Statement.

(xxxi)                                    Accounting Controls. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company maintains a system of internal accounting controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting and legal and regulatory compliance controls (collectively, “Internal Controls”) that are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) the Company and Affiliated Entities have made and kept books, records, and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the Company and the Affiliated Entities. Such Internal Controls have been supervised by the Company’s chief executive officer and chief financial officer, or by persons acting under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with US GAAP. The Internal Controls are, or upon consummation of the offering of the Securities will be, overseen by the audit committee of the board (the “Audit Committee”) in accordance with the rules and regulations of the Commission under the 1934 Act.

(xxxii)           Absence of Accounting Issues. Since the end of the Company’s most recent audited fiscal year, there has been (1) no adverse change in the material weaknesses or significant deficiencies in the Company’s internal control over financial reporting (whether or not remediated) and (2) no adverse change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Company review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies, (ii) any matter that could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years, or (iii) any significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls.

(xxxiii)          Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statement, the General Disclosure Package and the Prospectus accurately and fairly describes in all material respects (A) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”), (B) judgments and uncertainties affecting the application of the Critical Accounting Policies, and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; and the Company’s management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies as described in the Registration

Statement, the General Disclosure Package and the Prospectus, and have consulted with its independent accountants with regards to such disclosure.

(xxxiv)                             Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon and at all times after the filing of the Registration Statement, the Company and the Affiliated Entities and their respective officers and directors, in their capacities as such, will be in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder.

(xxxv)                                Payment of Taxes. The Company and the Affiliated Entities have paid all domestic and foreign taxes and filed all tax returns required to be paid or filed through the date hereof or have requested extensions thereof (except where the failure to pay or file would not, individually or in the aggregate, have a Material Adverse Effect); and there is no tax deficiency that has been, or to the Company’s best knowledge after due inquiry, could reasonably be expected to be, asserted against the Company or any of the Affiliated Entities or any of their respective properties or assets which could reasonably be expected to have a Material Adverse Effect.  The provisions included in the consolidated financial statements contained in the Registration Statement, the General Disclosure Package and the Prospectus include appropriate provisions as required under US GAAP for all taxation in respect of the accounting periods to which such consolidated financial statements relate. Each of the Affiliated Entities is in compliance with all material requirements under all applicable tax laws and regulations to qualify for their exemptions from enterprise income tax or preferential tax treatment (the “Tax Treatments”) as described in the Registration Statement, the General Disclosure Package and the Prospectus, and the actual operations and business activities of each of the Affiliated Entities are sufficient to meet the qualifications for their Tax Treatments.

(xxxvi)                             Insurance. The Company and the Affiliated Entities carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business in the PRC, and all such insurance is in full force and effect. The Company has no reason to believe that the Company or any of the Affiliated Entities will not be able (A) to renew its existing insurance coverage as and when such policies expire, or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither the Company nor any of the Affiliated Entities has been denied any insurance coverage which it has sought or for which it has applied.

(xxxvii)                          Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and, except to the extent that a written consent for the use of data released by the relevant PRC government authority is not required under PRC law, the Company has obtained the required written consent to the use of such data from such sources and such consent has not been revoked.

(xxxviii)       Forward-Looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the 1933 Act or Section 21E of the 1934 Act) contained in the Registration Statement, the General Disclosure Package and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.

(xxxix)          Dividend Payment. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no Subsidiary or Operating Entity is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary or Operating Entity’s share capital or equity interest, or from repaying to the Company any loans or advances to such Subsidiary or Operating Entity from the Company.

(xl)                                              Payments in Foreign Currency. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Securities and the underlying Class A Ordinary Shares may be paid by the Company to the holder thereof in United States dollars and freely transferred out of the Cayman Islands and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands, or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

(xli)                                           Business Practices. None of the Company, the Affiliated Entities and, to the Company’s best knowledge, the Company’s and such Affiliated Entities’ respective directors, officers, employees, representatives or agents has offered, promised, authorized or made, directly or indirectly, (A) any unlawful payments or (B) payments or other inducements (whether lawful or unlawful) to any foreign or domestic government official or employee (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage of the Company; or violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, or made any unlawful bribe, payoff, influence payment, kick back, payment or rebate. Each of the Company and the Affiliated Entities has conducted their businesses in compliance with applicable anti-bribery or anti-corruption laws or regulations in each jurisdiction in which they conduct their respective businesses, and has instituted and maintained and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.

(xlii)                                        OFAC. None of the Company, the Affiliated Entities and, to the Company’s best knowledge, the Company’s and such Affiliated Entities’ respective directors, officers, employees, representatives, agents or affiliates has conducted or entered into a contract to conduct any transaction with the governments or any sub-division thereof, agents or representatives, residents of, or any entity based or resident in the countries that are currently, or at the time such transaction was conducted or such contract entered into were, subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and none of the Company or any of the Affiliated Entities has financed the activities of any person currently subject to any U.S. sanctions administered by OFAC. The Company will not directly or indirectly use the proceeds from the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Affiliated Entity, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xliii)                                     Anti-Money Laundering Laws. None of the Company, the Affiliated Entities and, to the Company’s best knowledge, the Company’s and such Affiliated Entities’ respective directors, officers, employees, representatives, agents or affiliates, has violated, and the Company’s participation in the offering will not violate, any Anti-Money Laundering Laws (as defined below). As used herein, “Anti-Money Laundering Laws” means all applicable federal, state, national, provincial, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the USA Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures published by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, in each case as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder. There is no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Affiliated Entities with respect to Anti-Money Laundering Laws that is pending or, to the best knowledge of the Company after due inquiry, threatened.

(xliv)                                   No Finder’s Fee. Except pursuant to this Agreement, neither the Company nor any of the Affiliated Entities has incurred any liability for any brokerage commission, finder’s fee or other like payment in connection with the execution and delivery of this Agreement or the consummation of the transaction contemplated hereby or by the Registration Statement.

(xlv)                                      Related Party Transactions. There is no material relationships or transactions, between the Company or any of the Affiliated Entities on one hand and their respective 10% or greater shareholders, control persons, affiliates, directors or officers, or any affiliates or members of the immediate families of such persons, on the other hand, that are not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.  The description of the events and transactions set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Related Party Transactions” are accurate, complete and fair in all material respects.

(xlvi)                                   Passive Foreign Investment Company. The Company does not expect to be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder for its current taxable year ending December 31, 2011 or in the foreseeable future.

(xlvii)                                Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the 1933 Act.

(xlviii)                             No Transaction or Other Taxes. No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in PRC, Hong Kong and the Cayman Islands by or on behalf of the Underwriters to any PRC, Hong Kong or Cayman Islands taxing authority in connection with (A) the issuance, sale and delivery of the Class A Ordinary Shares represented by the Securities by the Company, the issuance of the Securities by the Depositary, and the delivery of the Securities to or for the account of the Underwriters, (B) the purchase from the Company and the initial sale and delivery by the Underwriters of the Securities to purchasers thereof, (C) the deposit of the Class A Ordinary Shares with the Depositary and the Custodian (as defined in the Deposit Agreement) and the issuance and delivery of the ADRs evidencing the Securities or (D) the execution and delivery of this Agreement or the Deposit Agreement.

(xlix)                                     Proper Form of Agreements. This Agreement and the Deposit Agreement are in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company in accordance with the laws of the Cayman Islands and, to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement and the Deposit Agreement, it is not necessary that this Agreement, the Deposit Agreement, the General Disclosure Package, the Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or that any Cayman Islands stamp duty or similar tax be paid on or in respect of this Agreement, the Deposit Agreement or any other document to be furnished hereunder or thereunder; provided such documents are executed and remain outside the Cayman Islands.

(l)                                                  Validity of Choice of Law. The choices of the law of the State of New York as the governing law of this Agreement and the Deposit Agreement are valid choices of law under the laws of the Cayman Islands and PRC and, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, will be honored by courts in the Cayman Islands and PRC, subject to compliance with relevant civil procedural requirements in the PRC, except for, with respect to Cayman Islands, those laws (x) which a Cayman Islands court considers to be procedural in nature, (y) which are revenue or penal laws, or (z) the application of which would be inconsistent with public policy as such term is interpreted under the laws of Cayman Islands. The Company has the power to submit, and pursuant to Section 17 of this Agreement and Section 7.06 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, United States (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 17 of this Agreement and Section 7.06 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement or the Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 17 of this Agreement and Section 7.06 of the Deposit Agreement.

(li)                                               No Immunity. Neither the Company nor any of the Affiliated Entities or any of their respective properties, assets or revenues has any right of immunity under Cayman Islands, Hong Kong, PRC, New York or United States federal law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, Hong Kong, PRC, New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Deposit Agreement or the Securities; and, to the extent that the Company, any of the Affiliated Entities or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Affiliated Entities waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 17 of this Agreement and Section 7.07 of the Deposit Agreement.

(lii)                                            Judgment Currency. Any final and in personam judgment for a fixed sum of money (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) rendered by a New York Court in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement would be recognized and enforced against the Company by Cayman Islands courts; provided that (A) such New York Court had proper jurisdiction over the parties subject to such judgment; (B) such New York Court did not contravene the rules of natural justice of the Cayman Islands; (C) such judgment was not obtained by fraud; (D) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (E) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (F) there is due compliance with the correct procedures under the laws of the Cayman Islands.

(liii)                                         No Unapproved Marketing Documents. The Company has not distributed and, prior to the later of the Closing Time or any Date of Delivery and the completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement and any Issuer Free Writing Prospectus set forth on Schedule E hereto.

(liv)                                        Employee Benefits. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and the Affiliated Entities have no obligation to provide retirement, death or disability benefits to any of the present or past employees of the Company or any of the Affiliated Entities, or to any other person; and the Company and the Affiliated Entities are in compliance with all applicable laws relating to employee benefits in all material respects.

(lv)                                           No Broker-Dealer Affiliation. There are no affiliations or associations between any member of the Financial Industry Regulatory Authority, Inc. (the “FINRA”) and the Company or any of the officers or directors of the Company or the Affiliated Entities, or holders of 5% or greater of the securities of the Company.

(lvi)                                        No Lending Relationship. None of the Company or the Affiliated Entities has (A) any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) intends to use any of the proceeds from the sale of the Class A Ordinary Shares or the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(lvii)                                     No Additional Sale of Securities. The Company has not sold, issued or distributed any shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the 1933 Act.

(lviii)                                  No Rights to Preferred Shares Resulting from the Transaction. The issuance and sale of the Securities as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any preferred shares of the Company.

(lix)                                          Lock-Up Agreement. Each entity or person whose name is set forth on Schedule D hereto has furnished to the Representatives, prior to the date of this Agreement, a letter or letters, substantially in the form of Exhibit C hereto (each such letter a “Lock-Up Agreement”).

(lx)                                             Directed Share Program. The Registration Statement, the Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of jurisdictions outside the United States in which the Registration Statement, the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program; and no approval, authorization, consent or order of or filing with any governmental regulatory commission, board, body, authority or agency, other than those that have been obtained, is required in connection with the offering of the Directed Securities in any jurisdiction where the Directed Securities are being offered.

(lxi)                                          Absence of Unlawful Influence. The Company has not offered, or caused the Underwriters to offer, the Directed Securities to any person pursuant to the Directed Share Program with the intent to influence unlawfully (A) a customer or supplier of the Company or any of the Affiliated Entities to alter the customer’s or supplier’s level or type of business with the Company or any of the Affiliated Entities, or (B) a trade journalist or publication to write or publish favorable information about the Company or any of the Affiliated Entities or any of their respective products or services.

(lxii)                                       The issuance and sale of an aggregate of US$50,000,000 of Class A Ordinary Shares, in the form of restricted ADSs, by the Company to the affiliates of certain existing shareholders of the Company (the “Private Placement Investors”) pursuant to a letter agreement dated as of March 14, 2011 (the “Subscription Agreement” and such transaction, the “Private Placement”) were conducted in accordance with Regulation S and Section 4(2) of the Act, as applicable, and all requirements of Regulation S and Section 4(2) of the Act have been duly complied with by the Company and the Private Placement Investors.

(lxiii)                                    The Private Placement will not be integrated with the offering of Class A Ordinary Shares and Securities hereunder pursuant to applicable rules and regulations issued under the Act.

(b)                                Representations and Warranties of the Founders.  Each of Hongyi Zhou and Xiangdong Qi (each a “Founder” and collectively, the “Founders”), jointly and severally represents and warrants as of the date hereof, the Applicable Time referred to in Section 1(a)(i) hereof, the Closing Time referred to in Section 2(d) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each of the Underwriters and the Company, as follows:

(i)                                                  Compliance with Registration Requirements.  At the respective times the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at each Date of Delivery (as defined below)), the Registration Statement, the ADS Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at each Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii)                                               Disclosure.  As of the Applicable Time (as defined below), neither the General Disclosure Package nor any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii)                                            Issuer Free Writing Prospectus.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the ADS Registration Statement, the Prospectus, or any preliminary prospectus or other prospectus deemed to be a part thereof that has not been superseded or modified.

(iv)                                           Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by or on behalf of such Founder; and to ensure the legality, validity, enforceability or admissibility into evidence in the PRC or Cayman Islands, it is not necessary that this Agreement be filed or recorded with any court or other authority in the PRC or Cayman Islands or that any stamp or similar tax in the PRC or Cayman Islands be paid on or in respect of this Agreement or any other documents to be furnished hereunder;

(v)                                              Approval.  No governmental approval, consent, permit, license or other authorizations are required for the execution, delivery and performance by such Founder of this Agreement; and such Founder has full legal right, power and authority (corporate and other) to enter into this Agreement;

(vi)                                           Compliance with Agreement.  The compliance by such Founder with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Founder is a party or by which such Founder is bound, or to which any of the property or assets of such Founder is subject, nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency having jurisdiction over such Founder or the property of such Founder;

(vii)                                        Absence of Manipulation.  Neither such Founder nor any of its affiliates, or any person acting on its or their behalf has taken or will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Class A Ordinary Shares or the Securities; and

(viii)                                     SAFE Rules.  Each Founder that is a PRC resident or PRC citizen, is in compliance with any applicable SAFE Rules and Regulations, including without limitation, having completed or being in the process of completing any registration and other procedures required under applicable SAFE Rules and Regulations.

(c)                                 Officer’s Certificates. Any certificate signed by any officer of the Company or any of the Affiliated Entities or by any Founder delivered to the Representatives or to the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company and such Founder to each Underwriter as to the matters covered thereby.

Section 2.              Sale and Delivery to Underwriters; Closing.

(a)                                 Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters 12,110,800 ADSs, and each Underwriter agrees, severally and not jointly, to purchase the number of Initial Securities set forth opposite the name of each Underwriter in Schedule A hereof, subject to adjustment in accordance with Section 10 hereof, in each case at the price per ADS set forth in Schedule B and subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

(b)                                Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,816,620 Option Securities at the price per ADS set forth in Schedule B, less an amount, if any, per ADS equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon written notice three Business Days (as defined below) prior to the date and time of delivery specified therein by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full Business Days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares. “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the State of New York.

(c)                                 Payment. The Company will deliver the Initial Securities to or as instructed by the Representatives for the accounts of the several Underwriters through the facilities of the DTC in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters by wire transfer in immediately available funds to an account at a bank reasonably acceptable to the Representatives drawn to the order of the Company, at 9:00 A.M., (New York City time), on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) Business Day after the date hereof (unless postponed in accordance with the provisions of Section 10), or at such other time not later than seven Business Days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made on each Date of Delivery as specified in the notice from the Representatives to the Company.

The parties to this Agreement understand that each Underwriter has authorized the Representatives, for each such Underwriter’s account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, that it has agreed to purchase. Both UBS AG and Citigroup Global Markets Inc., individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or such Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

The Underwriters shall deduct from the amount so payable to the Company pursuant to this Section 2(d) the gross commissions to the Underwriters and all expenses payable by the Company under Section 4(a) of this Agreement.

(d)                                Denominations; Registration. The ADRs evidencing the Initial Securities and the Option Securities, if any, shall be in definitive form, in such denominations and registered in such names as the Representatives may request in writing at least one full Business Day before the Closing Time or such Date of Delivery, as the case may be.

Section 3.               Covenants of the Company.

(a)                                 The Company covenants with each Underwriter as follows:

(i)                                                  Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(a)(ii), will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement, the 1934 Act Registration Statement or the ADS Registration Statement shall become effective, or any supplement to the Prospectus (including any prospectus wrapper) or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement, the 1934 Act Registration Statement, the ADS Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the 1934 Act Registration Statement, the ADS Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement or the ADS Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.

The Company will use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(ii)                                               Filing of Amendments and Exchange Act Documents. If, at the time this Agreement is executed and delivered, it is necessary or appropriate for an amendment to the Registration Statement, or a Rule 462(b) Registration Statement, to be filed with the Commission and become effective before the Securities may be sold, the Company will use its best efforts to cause such amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the 1933 Act Regulations, as soon as possible. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, the ADS Registration Statement or the 1934 Act Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations) or any amendment, supplement or revision to either the prospectus included in the Registration Statement, the ADS Registration Statement and the 1934 Act Registration Statement at the time it became effective or to the Prospectus, and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or rules and regulations of the Commission under the 1934 Act within 48 hours prior to the Applicable Time; and the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(iii)                                            Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement, the ADS Registration Statement and the 1934 Act Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, conformed copies of the Registration Statement, the ADS Registration Statement and the 1934 Act Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement, the ADS Registration Statement, the 1934 Act Registration Statement and each amendment thereto furnished to the

Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR.

(iv)                                           Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR.

(v)                                              Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or the ADS Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or the ADS Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(a)(ii), such amendment or supplement or Issuer Free Writing Prospectus as may be necessary to correct such statement or omission or to make the Registration Statement, the ADS Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or Issuer Free Writing Prospectus as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the ADS Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vi)               Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions within or outside of the United States as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(vii)              Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its shareholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(viii)             Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds” and file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required by Rule 463 under the 1933 Act.

(ix)               Listing. The Company will use its best efforts to maintain the listing of the ADSs (including the Securities) on the NYSE.

(x)                Restriction on Sale of ADSs and Ordinary Shares. For the period of 180 days after the date of this Agreement (the “Lock-Up Period”), the Company will not, without the prior written consent of the Representatives on behalf of the Underwriters, (i) directly or indirectly, offer, sell, pledge, contract to sell, announce the intention to sell, issue, lend, grant or purchase any option, right or warrant for the sale of, or otherwise dispose of or transfer, any ADSs, Ordinary Shares underlying the ADSs or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares (the “Lock-up Securities”), (ii) file or publicly disclose its intention to file any registration statement under the 1933 Act with respect to any of the foregoing, or (iii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-up Securities, whether any such swap or transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of the Lock-Up Securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the sale and transfer of the ADSs and the underlying Ordinary Shares in the current offering and in connection with the Private Placement, (B) the issuance of share options to the Company’s directors, officers, employees, consultants and advisors pursuant to the share option plan existing on the date of this Agreement, (C) the issuance of the Ordinary Shares upon the exercise of share options issued by the Company pursuant to the share option plan existing on the date of this Agreement; provided that Ordinary Shares so issued shall be subject to similar lock-up requirements for the remainder of the Lock-Up Period, or (D) the filing of a registration statement on Form S-8 in respect of the Company’s share option plans.

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period the Company releases earnings results or material news about the Company or a material event relating to the Company occurs, or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will make an earnings release or it becomes aware that material news about the Company will be released or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed in this clause (x) shall continue to apply until the expiration of the 18-day period beginning on the release of the earnings results or the material news or the occurrence of the material event, unless the Representatives waive such extension in writing. The Company will promptly provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

During the Lock-Up Period (including any automatic extension thereof as contemplated in this Section 3(a)(x), the Company (i) will not waive, terminate or amend or fail to enforce, the Depositary Letter (as defined in Section 5(u)) without the consent of the Representatives and (ii) in the event that an option holder exercises options to acquire Ordinary Shares, (A) will notify such option holder of the restrictions on the deposit of such Ordinary Shares, as applicable during the Lock-Up Period and (B) include a legend with respect to such restrictions on the certificates evidencing the Ordinary Shares to be issued to such option holder upon exercise of the options; and the Company will provide the Representatives, the Depositary and each option holder with prior notice of any announcement that gives rise to an automatic extension of the Lock-Up Period (as contemplated in this Section 3(a)(x)).

(xi)               Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder. During the five-year period after the date of this Agreement, the Company will furnish to the Representatives and, upon written request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report of the Company filed with the Commission under the 1934 Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the 1934 Act and is timely filing reports with the Commission on its EDGAR reporting system, it is not required to furnish such reports or statements filed through EDGAR to the Underwriters.

(xii)              Performance of Obligations. The Company will use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Time and each Date of Delivery and to satisfy all conditions precedent to the delivery of the Initial Securities and the Option Securities.

(xiii)             No Stabilization. The Company will not take, and will cause its affiliates (within the meaning of Rule 144 under the 1933 Act) not to take, directly or indirectly, any action that constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xiv)             SAFE Compliance. The Company shall take all reasonable steps to comply with, and to require all of the Company’s shareholders who, to the best knowledge of the Company after due inquiry, are PRC residents or PRC citizens, to comply with the applicable SAFE Rules and Regulations, including, without limitation, taking reasonable steps to require each of such shareholders to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(xv)              Transfer Restrictions. The Company shall at all times maintain transfer restrictions with respect to the Company’s ADSs and Ordinary Shares that are subject to transfer restrictions pursuant to this Agreement and the Lock-Up Agreements and shall take reasonable steps to ensure compliance with such restrictions on transfer of restricted ADSs and Ordinary Shares.

(xvi)             Deposit Agreement. The Company will comply with the terms of the Deposit Agreement such that the ADRs evidencing the ADSs will be executed by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement at the Closing Time and each Date of Delivery.

(xvii)            Cayman Islands Approvals. The Company agrees (i) not to attempt to avoid any judgment obtained by it or denied to it in a court of competent jurisdiction outside the Cayman Islands, (ii) following the consummation of the offering of the Securities, it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, and (iii) it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(xviii)                                 Sarbanes-Oxley Act. The Company will use its best efforts to comply with the Sarbanes-Oxley Act, and to use its best efforts to cause the Company’s Affiliated Entities and their respective directors and officers, in their capacities as such, to comply with the applicable provisions of Sarbanes-Oxley Act.

(xix)                                         OFAC. The Company will not directly or indirectly use the proceeds of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Affiliated Entity, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently is subject to any U.S. sanctions administered by OFAC.

(xx)                                            Investment Company Act. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company or any of the Affiliated Entities to register as an investment company under the Investment Company Act of 1940, as amended.

(xxi)                                         Directed Share Program. The Company shall comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Securities are offered in connection with the Directed Share Program; and the Company shall ensure that the Directed Securities will be restricted to the extent required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement (it being understood that the Representatives will notify the Company as to which Invitees will need to be so restricted) and the Company shall direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

(b)           Issuer Free Writing Prospectuses. Each of the Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission when required, legending and record keeping.

Section 4.               Payment of Expenses.

(a)           Expenses. The Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) and the ADS Registration Statement as originally filed and of each amendment thereto, (ii) the preparation and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the ADRs evidencing the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(a)(vi) hereof, including filing fees and the reasonable fees and disbursements of counsel of the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the officers of the Company and any such consultants of the Company, and the cost of aircraft and other transportation chartered by the Company in connection with the road show, (ix) the filing fees incident to the review by the FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the NYSE, (xi) the costs and expenses of qualifying the Securities for inclusion in the book-entry settlement system of the DTC, (xii) [all out-of-pocket expenses incurred by the Underwriters in connection with the transactions contemplated by this Agreement, including without limitation, all expenses incurred by the Underwriters in connection with the road show and fees, disbursements and expenses of counsels for the Underwriters], (xiii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third paragraph of Section 1(a)(i) and (xiv) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

(b)           Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a) or Section 11 hereof, the Company shall, in addition to paying the amounts described in Section 4(a) above, reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters.

Section 5.               Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Founders contained in Section 1 hereof or in certificates of any officer of the Company or the Founders delivered pursuant to the provisions hereof, to the performance by the

Company and the Founders of their covenants and other obligations hereunder, and to the following further conditions:

If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Section 1, Section 6, Section 7 and Section 8 shall survive any such termination and remain in full force and effect.

(a)           Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, the ADS Registration Statement and the 1934 Act Registration Statement have become effective and at the Closing Time and each Date of Delivery, no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall have been issued under the 1933 Act or the 1934 Act, as the case may be, or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

(b)           Opinion of U.S. Counsel for the Company. At the Closing Time and each Date of Delivery, the Representatives shall have received an opinion, dated as of the Closing Time or such Date of Delivery, as the case may be, of Latham & Watkins LLP, U.S. counsel for the Company, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters.

(c)           Opinion of Cayman Islands Counsel for the Company. At the Closing Time and each Date of Delivery, the Representatives shall have received an opinion, dated as of the Closing Time or such Date of Delivery, as the case may be, of Maples and Calder, Cayman Islands counsel for the Company, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters.

(d)           Opinion of PRC Counsel for the Company. At the Closing Time and each Date of Delivery, the Company shall have received an opinion, dated as of the Closing Time or such Date of Delivery, as the case may be, of Commerce & Finance Law Offices, PRC counsel for the Company, in form and substance satisfactory to the Representatives. At the Closing Time and each Date of Delivery, the Representatives shall have received a certificate from the Company signed by one of its officers, dated the Closing Date or such Date of Delivery, together with the signed, or reproduced copy of the signed, opinions, in form and substance satisfactory to the Representatives, to the effect that a true and complete copy of such opinion dated the Closing Date is attached as an exhibit to such certificate and that such opinion has not been amended or withdrawn.

(e)           Opinion of Depositary’s Counsel. At the Closing Time and each Date of Delivery, the Representatives shall have received an opinion, dated as of Closing Time or such Date of Delivery, as the case may be, of Emmet, Marvin & Martin, LLP, counsel for the Depositary, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters.

(f)            Opinion of U.S. Counsel for the Underwriters. At the Closing Time and each Date of Delivery, the Representatives shall have received an opinion, dated as of the Closing Time or such Date of Delivery, as the case may be, of Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, in form and substance satisfactory to the Representatives.

(g)           Opinion of PRC Counsel for the Underwriters. At the Closing Time and each Date of Delivery, the Representatives shall have received an opinion, dated as of the Closing Time or such Date of Delivery, as the case may be, of King & Wood PRC Lawyers, in form and substance satisfactory to the Representatives.

(h)           Execution of Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Class A Ordinary Shares and the issuance of the Securities in accordance with the Deposit Agreement.

(i)            Depositary’s Certificate. The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Class A Ordinary Shares represented by the Securities against issuance of the ADRs evidencing the Securities, the execution, issuance, countersignature and delivery of the ADRs evidencing the Securities pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(j)            Eligible for DTC Clearance. At or prior to the Closing Time and each Date of Delivery, the Securities shall be eligible for clearance and settlement through the facilities of the DTC.

(k)           No Issuer Free Writing Prospectus. No Issuer Free Writing Prospectus, Prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus shall have been filed to which the Representatives object in writing.

(l)            Officers’ Certificates. At the Closing Time and each Date of Delivery, there shall not have been, since the date hereof, any material adverse change in the business, properties, condition, financial or otherwise, or in the earnings, business affairs or prospects of the Company and the Affiliated Entities taken as a whole, whether or not arising in the ordinary course of business. The Representatives shall have received a certificate of the chief executive officer and the chief financial officer of the Company, dated as of the Closing Time and each Date of Delivery, to the effect that (i) there has been no such material adverse change, nor any development or event involving a prospective material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of the Closing Time or such Date of Delivery, as the case may be, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and such Date of Delivery, and (iv) no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(m)          Certificate of the Founders. The Representatives shall have received a certificate of each of the Founders, dated as of the Closing Time and each Date of Delivery, satisfactory to the Representatives as to the accuracy of the representations and warranties of such Founder herein at and as of such Date of Delivery, as to the performance by such Founder of all of his or her obligations hereunder to be performed at or prior to such Date of Delivery, and as to such other matters as the Representatives may reasonably request.

(n)           Accountant’s Comfort Letter at the Execution of this Agreement. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte Touche & Tohmatsu a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(o)           Bring-down Comfort Letter. At the Closing Time and each Date of Delivery, the Representatives shall have received from Deloitte Touche & Tohmatsu a letter, dated as of the Closing Time or such Date of Delivery, as the case may be, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(p)           Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(q)           No Change in Conditions. On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on Nasdaq, the NYSE, The Stock Exchange of Hong Kong Limited or the London Stock Exchange or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the FINRA or any other regulatory authority; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE;

(iii) a general moratorium on commercial banking activities in New York, London, Hong Kong, the PRC or the Cayman Islands declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States, the United Kingdom, Hong Kong, the PRC or the Cayman Islands; (iv) a change or development involving a prospective change in taxation affecting the Company, any of the Affiliated Entities or the Ordinary Shares or the Securities or the transfer thereof; (v) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any national, provincial, local or foreign regulatory, judicial or governmental agency or body materially affecting the business or operations of the Company or the Affiliated Entities; (vi) the outbreak or escalation of hostilities or act of terrorism involving the United States, the United Kingdom, Hong Kong, the PRC or the Cayman Islands or the declaration by the United States, the United Kingdom, Hong Kong, the PRC or the Cayman Islands of a national emergency or war; or (vii) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or controls in the United States, the United Kingdom, Hong Kong, the PRC, the Cayman Islands or elsewhere, if the effect of any such event specified in clauses (v), (vi) or (vii), in the sole judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Class A Ordinary Shares and the Securities being delivered at such Date of Delivery on the terms and in the manner contemplated in the Prospectus.

(r)            No Objection. The FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(s)           No Proceedings. There shall not be any litigation, proceedings, investigations, processes for administrative sanctions or other actions initiated or, to the Company’s or any Founder’s best knowledge, threatened by or pending before any regulatory, judicial or governmental body or agency or body of any stock exchange against or involving any party hereto, in the PRC or elsewhere, that seeks to declare non-compliance, unlawful or illegal, under PRC laws, rules and regulations, the issuance and sales of the Class A Ordinary Shares and Securities, the listing and trading of the Securities on the NYSE or the transactions contemplated by this Agreement and the Deposit Agreement.

(t)            Lock-up Agreements. At the date of this Agreement, the Lock-Up Agreements signed by the persons listed on Schedule D hereto shall remain in force and not have been repudiated by any of the parties to such agreements.

(u)           Depositary Letter. The Company shall have issued instructions to the Depositary, substantially in the form and substance reasonably satisfactory to the Representatives (the “Depositary Letter”), instructing the Depositary, during the Lock-Up Period, not to accept any deposit by the persons specified therein of any Ordinary Shares in the Company’s ADS facility or issue any new ADSs to any such person subject to the exceptions stated in the Depositary Letter or further instructions by the Company.

(v)           Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters. The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of a Closing Time, a Delivery Date or otherwise.

Section 6.               Indemnification.

(a)           Indemnification of Underwriters.

1.     The Company and each of the Founders agree to, jointly and severally, indemnify and hold harmless each Underwriter, its partners, directors, officers, affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing persons as follows:

(i)                 against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the ADS Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact included in the Statutory Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii)               against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, this Section 6(a)(1) shall not apply to any loss, liability, claim, or damage or expense to the extent arising out of or based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus. The parties hereto understand and agree that the only such information furnished by any Underwriter consists of the information described as such in Section 6(b) below; provided, further, that (x) the aggregate liability of Hongyi Zhou pursuant to this subsection 6(a) shall not exceed the product of 21.50% multiplied by the gross proceeds received by the Company in this offering, and (y) the aggregate liability of Xiangdong Qi pursuant to this subsection 6(a) shall not exceed the product of 12.43% multiplied by the gross proceeds received by the Company in this offering.

(b)           Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnities contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the Statutory Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by such Underwriter through the Representatives expressly for use therein. The parties hereto understand and agree that the only such information concerning such Underwriter furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information contained in the eleventh paragraph and the last two sentences of the twelfth paragraph under the heading “Underwriting” discussing possible stabilization measures and the addresses of the Representatives appearing in the fifteenth paragraph under the heading “Underwriting.”

(c)           Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than under subsection (a) or (b) above. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of or based upon the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(i) effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)           Directed Share Program Indemnification. Without limitation of and in addition to its obligation under the other paragraphs of this Section 6, the Company agrees to indemnify and hold harmless UBS Financial Services Inc., its partners, directors, officers, Affiliates and its selling agents and each person, if any, who controls UBS Financial Services Inc. within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing persons, against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of or based upon the violation of any applicable laws or regulations of jurisdictions outside the United States where the Directed Securities have been offered; (ii) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Invitees in connection with the offering of the Directed Securities or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) caused by the failure of any Invitee to pay for and accept delivery of the Directed Securities that have been orally confirmed for purchase by any Invitee by the end of the business day on which this Agreement is executed; or (iv) otherwise related to, arising out of or based upon, the offering of the Directed Securities.

Section 7.               Contribution. If the indemnification provided for in Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Founders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Founders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Founders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Founders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Founders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Founders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Founders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company and the Founders with respect to contribution.

Section 8.               Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of the Affiliated Entities or of the Founders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

Section 9.               Termination of Agreement.

(a)           Termination; General. The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus and General Disclosure Package, any material adverse change or any development involving a prospective change in the business, properties, condition, financial, regulatory or otherwise, or in the earnings, business affairs or prospects of the Company and the Affiliated Entities taken as a whole, whether or not arising in the ordinary course of business, the effect of which change or development is, individually or together with any other event specified in this clause, in the sole judgment of the Representatives, material and adverse such as to make it impractical or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, or (ii) if there has occurred any material adverse change in the financial markets in the United States, PRC, Hong Kong, the Cayman Islands or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in U.S., Cayman Islands, Hong Kong, PRC or international political, financial or economic conditions, in each case the effect of which is, individually or together with any other event specified in this clause, such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, or (iii) if trading generally has been suspended or materially limited on or by, as the case may be, the NYSE, or (iv) if trading of any securities of the Company on any exchange or in any over-the-counter market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the FINRA or any other governmental authority, or (vi) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or Hong Kong or if a banking moratorium has been declared by either Federal or New York authorities or authorities in or Hong Kong.

If the Representatives elect to terminate this agreement as provided in Section 9, the Company and each other Underwriter shall be notified promptly in writing.

(b)           Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Section 1, Section 6, Section 7 and Section 8 shall survive such termination and remain in full force and effect.

Section 10.             Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)           if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)           if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within five Business Days for the purchase of all the Defaulted Securities, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding five Business Days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

Section 11.             Default by the Company.   If the Company shall fail at the Closing Time or at any Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Section 1, Section 4, Section 6, Section 7, Section 8, Section 15 and Section 17 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

Section 12.             Taxation. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all amounts payable to the Underwriters under the terms of this Agreement are exclusive of value added tax, goods and services tax, business tax, stamp duty, withholding taxes (but, for the avoidance of doubt, only those withholding taxes applicable to gross income or gross receipts of the Underwriters received by the Underwriters pursuant to this Agreement) and/or any other similar taxes (the “Taxes”). The Company represents that, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, it is not carrying on business in the PRC and it is a tax resident of the Cayman Islands and no other jurisdictions for tax purposes. However, if for whatever reason, the Company is treated as a PRC tax resident or it has a permanent establishment in the PRC after the date hereto, the Company shall co-operate with the Underwriters and comply with the relevant PRC tax laws and regulations in the tax clearance process. The Company shall pay such additional amounts as may be necessary in order that, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by any taxing authority of any jurisdiction from which such payment is made, every payment to the Underwriters will not be less than the amount provided for herein; provided, however, that no such additional amounts shall be payable: (i) to an Underwriter with respect to Taxes imposed by any governmental agency by reason of any present or former connection between such Underwriter and the jurisdiction of such governmental agency, other than any such connection arising from such Underwriter having executed, delivered or performed its obligations under this Agreement or receiving payments hereunder; or (ii) to the extent that the Taxes would not have been imposed but for the failure of the Underwriter to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the relevant taxing jurisdiction of such Underwriter if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such Taxes. In the event the Company must pay Taxes to a relevant taxing authority, the Company shall forward to the Underwriters for their records an official receipt or a copy of the official receipt issued by the taxing authority or other document evidencing such payment. All amounts charged by the Underwriters will be invoiced together with the Taxes, where appropriate. All the payments will be made by the Company from its own bank account outside China. The Underwriters agree to provide the Company with any and all forms or other documentation or information that the Company reasonably requests to enable the Company to minimize the amount of any such Taxes.

Section 13.             Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed U.S. federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transactions contemplated hereby.

Section 14.             Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to UBS AG, 52/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong, attention of Legal and Compliance; and Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, USA, attention of the General Counsel; notices to the Company shall be directed to it at Block 1, Area D, Huitong Times Plaza, No. 71 Jianguo Road, Chaoyang District, Beijing 100025, People’s Republic of China, attention of Ms. Tong Fu; notices to the Founders shall be directed to c/o Block 1, Area D, Huitong Times Plaza, No. 71 Jianguo Road, Chaoyang District, Beijing 100025, People’s Republic of China.

Section 15.             No Advisory or Fiduciary Relationship. Each of the Company and the Founders acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Founders, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any Founder, or its respective shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Founder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Founder on other matters) and no Underwriter has any obligation to the Company or any Founder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and the Founders, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and each Founder has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 16.             Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Section 6 and Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 17.             GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Each of the Company and the Founders hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Founders irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. Each of the Company and the Founders irrevocably appoints Corporation Service Company, 1170 Avenue of the Americas, Suite 210, New York, NY 10036, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company or each Founder by the person serving the same to the address provided in Section 14 hereof, shall be deemed in every respect effective service of process upon the Company or each Founder in any such suit or proceeding. Each of the Company and the Founders further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

Section 18.             Judgment Currency. The obligations of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first Business Day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and the Founders agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.

Section 19.             TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 20.             Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

Section 21.             Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Founders in accordance with its terms.

Very truly yours,

QIHOO 360 TECHNOLOGY CO. LTD.

By:
Name:
Title:

HONGYI ZHOU

XIANGDONG QI

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

CONFIRMED AND ACCEPTED,
as of the date first above written:

UBS AG

By:
Name:
Title:

By:
Name:
Title:

Citigroup Global Markets Inc.

By:
Name:
Title:

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

SCHEDULE A

UNDERWRITERS

Name of Underwriters	Number of Initial Securities	Number of Option Securities
UBS AG
Citigroup Global Markets Inc.
Stifel, Nicolaus & Company, Incorporated
Cowen and Company, LLC
Total	12,110,800	1,816,620

Sch A-1

SCHEDULE B

12,110,800 American Depositary Shares
Every Two Representing Three Class A Ordinary Share

(Par Value US$0.001 Per Class A Ordinary Share)

1.                                       The price per ADS, determined as provided in said Section 2, shall be US$[          ].

Sch B-1

SCHEDULE C

List of Persons and Entities subject to Lock-Up

Directors and Executive Officers

Hongyi Zhou

Xiangdong Qi

Shu Cao

Neil Nanpeng Shen

Gongquan Wang

Hong Chuan Thor

Alex Zuoli Xu

Jue Yao

Xiaohong Shi

Shareholders

Young Vision Group Limited

Global Village Associates Limited

Trustbridge Partners III, L.P.

CRP Holdings Limited

Sequoia Capital China I, L.P.

Joinway Investments Limited

GMO VenturePartners Investment Limited Partnership

IDG Technology Venture Investment III, LP

CDH Net Technology Limited

Matrix Partners VII, L.P.

Weston & Co. VII LLC

Sequoia Capital China Partners Fund I, L.P.

Sequoia Capital China Principals Fund I, L.P.

IDG Technology Venture Investment IV, LP

Ceyuan Ventures II, L.P.

Ceyuan Ventures Advisors Fund II, LLC

Highland Capital Partners VI Limited Partnership

Highland Capital Partners VI-B Limited Partnership

Highland Entrepreneurs’ Fund VI Limited Partnership

Redpoint Ventures III, L.P.

Redpoint Ventures III, LLC

IDG Technology Venture Investment III, L.P.

Zero2IPO China Fund II, L.P.

Each Directed Share Program Invitee to whom the Company decides to allocate Securities worth US$1,000,000 or more

Sch C-1

Private Placement Investors

TB ALTERNATIVE ASSETS LTD.

HIGHLAND VII - PRI (2) S.à r.l.

HIGHLAND VIIB - PRI (2) S.à r.l.

HIGHLAND VIIC - PRI (2) S.à r.l.

HIGHLAND ENT VII - PRI (2) S.à r.l.

SEQUOIA CAPITAL CHINA I, L.P.

Sch C-2

[SCHEDULE D]

Issuer General Use Free Writing Prospectus

1.                                       The free writing prospectus dated [              ], 2011 filed by the Company under Rule 433(d) of the Securities Act.

Sch D-1

EXHIBIT C

Lock-Up Agreement

, 2011

UBS AG
52/F Two International Finance Center
8 Finance Street
Central, Hong Kong

and

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
U.S.A.

As Representatives of the several Underwriters
named in Schedule A attached to the Underwriting Agreement (as defined below)

Re:   Qihoo 360 Technology Co. Ltd.

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”) on behalf of the several underwriters named in Schedule A to such agreement (collectively, the “Underwriters”), proposes to enter into an underwriting agreement (the “Underwriting Agreement”) with Qihoo 360 Technology Co. Ltd. (the “Company”), a company incorporated in the Cayman Islands, with respect to the public offering (the “Offering”) of American Depositary Shares (the “ADSs”), every two representing three Class A ordinary shares of the Company, par value US$0.001 per share (the “Class A Ordinary Shares”).

In recognition of the benefit that the Offering will confer upon the undersigned, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned will not, for a period of 180 days after the date of the Underwriting Agreement (the “Lock-Up Period”), without the prior written consent of the Representatives on behalf of the Underwriters, (1) directly or indirectly, offer, sell, pledge, contract to sell, announce the intention to sell, issue, lend, grant or purchase any option, right or warrant for the sale of, or otherwise dispose of or transfer, any of the ADSs, Class A Ordinary Shares underlying the ADSs, Class B ordinary shares of the Company, par value US$0.001 per share (the “Class A Ordinary Shares” and together with the Class A Ordinary Shares, the “Ordinary Shares”), or any securities of the Company that are convertible into or exercisable or exchangeable for ADSs or Ordinary Shares (collectively, the “Lock-Up Securities”), whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition; or (2) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the Lock-Up Securities, whether any such swap or transaction

Exhibit C-1

described in (1) or (2) above is to be settled by delivery of the Lock-Up Securities or other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale and transfer of the ADSs and the underlying Class A Ordinary Shares in the Offering, other than those acquired by the undersigned who is a director or officer of the Company through a directed share program in connection with the Offering, (b) transactions relating to any Lock-Up Security acquired in open market transactions after the completion of the Offering, (c) the exercise of any of the undersigned’s rights to acquire any Lock-Up Security of the Company issued pursuant to any share option or similar equity incentive or compensation plan of the Company (collectively, the “Equity Incentive Grants”), provided that in each case, such plan is in effect as of the date of and disclosed in the prospectus for the Offering (it being understood that any subsequent sale, transfer or disposition of any securities of the Company issued upon exercise of such Equity Incentive Grants shall be subject to the restrictions set forth in this Agreement), (d) transfers of Lock-Up Securities to affiliates (as defined in Rule 12b-2 of the Exchange Act) of the undersigned or as a distribution to limited partners or shareholders of the undersigned, (e) transfers of Lock-Up Securities to (i) an immediate family member or a trust formed for the benefit of the undersigned or any immediate family member of the undersigned, (ii) as a bona fide gift, or (iii) through will or intestacy, provided that in the case of any transfer or distribution pursuant to clauses (d) and (e), each transferee, donee or distributee shall sign and deliver a lock up letter substantially in the form of this Lock-Up Agreement. For purposes of this paragraph, “immediate family member” means the spouse, domestic partner, any lineal descendant, father, mother, brother or sister of the transferor.

Notwithstanding the above, if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news about the Company or a material event relating to the Company occurs, or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results, or it becomes aware that material news about the Company will be released or a material event will occur, during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the material news or the occurrence of the material event, as applicable, unless the Representatives waive, in writing, such extension.

The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-up Agreement during the period from the date of this Lock-up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired ( a “Written Confirmation”); provided that, if the Company has not provided a Written Conformation to the undersigned within two business days after receipt of a Notice, the undersigned shall be permitted to engage in the transaction that is subject to this Lock-Up Agreement. As used in this letter, a “business day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the People’s Republic of China are generally authorized or obligated by law or executive orders to close. At any time and without public notice, the Representatives may, in their sole discretion, provide consent to release some or all the Lock-Up Securities from this Lock-Up Agreement.

Exhibit C-2

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with this Lock-Up Agreement.

The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Notwithstanding anything to the contrary contained herein, if the Underwriting Agreement is terminated for any reason or if the closing of the Offering has not occurred on or prior to [June 30, 2011], then this Lock-Up Agreement shall thereafter automatically terminate and be of no force and effect. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Exhibit C-3

Very truly yours,

[Name]

Authorized Signature

Title

Exhibit C-4